Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Members of NextTrip Group, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of NextTrip Group, LLC (the Company) as of February 28, 2023 and 2022, and the related consolidated statements of operations, changes in members’ equity, and cash flows for each of the years in the two-year period ended February 28, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended February 28, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has negative working capital and a stockholders’ deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

TPS Thayer, LLC

We have served as the Company’s auditor since 2020. Sugar Land, TX

August 14, 2023

NEXTTRIP GROUP, LLC

CONSOLIDATED BALANCE SHEETS

As of February 28, 2023 and 2022

	2023	2022
ASSETS
Cash and cash equivalents	$282,475	$231,050
Accounts receivables, net	-	5,053
Receivables – related party, net	1,933,908	-
Prepaid expenses and other current assets	8,613	57,409
Total Current Assets	2,224,996	293,512
Non-Current assets
Property and equipment, net	16,536	43,994
Intangible assets, net	2,768,360	1,190,763
Security deposit	15,000	15,000
Right of Use Asset	1,020,443	-
Total Non-Current Assets	3,820,339	1,249,757
Total Assets	$6,045,335	$1,543,269
LIABILITIES
Current Liabilities
Accounts payable	$519,136	$302,059
Accrued expenses	329,922	13,806
Convertible Notes	3,233,503	-
Deferred revenue	22,750	69,605
Notes payable - related parties	281,000	12,675,421
Operating Lease Liability – Short Term	149,339	-
Total Current Liabilities	4,535,650	13,060,891

Non- Current Liabilities
Operating Lease Liability – Long Term	$864,575	$-
Total Non-Current Liabilities	864,575	-
Total Liabilities	5,400,225	13,060,891
Commitments and Contingencies	-	-
Equity
Preferred units: par value $10, 400,000 authorized, 400,000 and 0 issued and outstanding as of February 28, 2023 and 2022, respectively	4,000,000	-
Members’ interest; par value $0.0001, 0 and 1,000,000 authorized, 0 and 1,000,000 issued and outstanding as of February 28, 2023 and 2022, respectively.	-	100
Common units, par value $0.0001, 1,000,000 and 0 authorized, 915,000 and 0 issued and outstanding as of February 28, 2023 and 2022 respectively	100	-
Additional Paid in Capital	13,295,773	-
Accumulated deficit	(16,650,863)	(11,517,722)
Total Members’ Equity	645,110	(11,517,622)
Total Liabilities and Members’ Equity	$6,045,335	$1,543,269

The accompanying notes are an integral part of these consolidated financial statements.

NEXTTRIP GROUP, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED FEBRUARY 28, 2023 AND 2022

	February 28, 2023	February 28, 2022
Revenue	$382,832	$175,998
Cost of revenue	(354,921)	(155,191)
Gross profit	27,911	20,807
Operating Expenses
General and administrative	3,574,251	2,940,826
Sales and marketing	708,047	1,370,889
Depreciation and amortization	806,883	1,060,587
Total Operating Expenses	5,089,181	5,372,302
Operating loss	(5,061,270)	(5,351,495)
Other (Income)/Expenses
Other expenses	-	(1,129,468)
Impairment of intangible assets	-	1,215,746
Interest (income) expense, net	71,871	(8)
Foreign exchange (gain) loss	-	(1)
Total other (income) expense	71,871	86,269
Net loss before taxes	(5,133,141)	(5,437,764)
Provision for income taxes	-	-
Net loss	$(5,133,141)	$(5,437,764)

The accompanying notes are an integral part of these consolidated financial statements

NEXTTRIP GROUP, LLC.

CONSOLIDATED STATEMENTS OF MEMBERS’ DEFICIT

FOR THE YEARS ENDED FEBRUARY 28, 2023 AND 2022

	Preferred		Common		Members		Additional Paid in	Accumulated Equity	Total Members’
	Units	Amount	Units	Amount	Interest	Amount	Capital	(Deficit)	(Deficit)
Balance, February 28, 2021	-	$-	-	$-	1,000,000	$100	$-	$(6,079,958)	$(6,079,858)
Net Loss	-	-	-	-	-	-	-	(5,437,764)	(5,437,764)
Balance, February 28, 2022	-	-	-	-	1,000,000	100	-	(11,517,722)	(11,517,622)
Conversion of member units	-	-	-	-	(1,000,000)	(100)	-	-	(100)
Issuance of preferred units	400,000	4,000,000	-	-	-	-	13,295,873	-	17,295,873
Issuance to of common units	-	-	915,000	100	-	-	-	-	100
Net Loss	-	-	-	-	-	-	-	(5,133,141)	(5,133,141)
Balance, February 28, 2023	400,000	$4,000,000	915,000	$100	-	$-	$13,295,773	$(16,650,863)	$645,110

The accompanying notes are an integral part of these financial statements

NEXTTRIP GROUP, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED FEBRUARY 28, 2023 AND 2022

	February 28, 2023	February 28, 2022
Cash Flows from Operating Activities:
Net Loss	$(5,133,141)	$(5,437,764)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	806,883	1,060,455
Impairment of intangible assets	-	1,215,746
Changes in operating assets and liabilities:
Receivables – related party	-	(3,604)
Accounts receivable	5,503	-
Prepaid expenses	48,796	45,170
Security deposit	-	14,234
Right of use asset	1,013,914	-
Accounts payable and accrued expenses	533,193	(14,791)
Deferred revenue	(46,855)	13,171
Net cash used in operating activities	(2,772,157)	(3,107,383)
Cash Flows from Investing activities:
Purchase of equipment	(2,928)	(26,772)
Lease liability	(1,020,443)	-
Purchase of intangible assets	(2,354,094)	(1,717,087)
Net cash used in investing activities	(3,377,465)	(1,743,859)
Cash Flows from Financing Activities:
Proceeds from notes payable - related party	281,000	-
Proceeds from issuance of convertible notes	3,233,503	-
Promissory note – related party	(1,933,908)	-
Advances from related party	13,295,973	6,993,461
Advances to related party	(8,675,521)	(2,087,765)
Net cash provided by financing activities	6,201,047	4,905,697
Increase in cash	51,425	54,455
Cash - beginning of the period	231,050	176,595
Cash - end of the period	$282,475	$231,050
Supplemental cash flow information
Cash paid for interest	$(1,769)	$(8)
Cash paid for taxes	$-	$-
Non-Cash Financing Transactions
Issuance of preferred units	$4,000,000	$-
Related party advances settlement	$(4,000,000)	$-

The accompanying notes are an integral part of these financial statements

NEXTTRIP GROUP, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FEBRUARY 28, 2023 AND 2022

1. Business Description and Going Concern

NextTrip Group, LLC (“NextTrip” or the “Company”) was incorporated on January 7, 2021 organized under the laws of the State of Florida. The operating agreement of NextTrip Group, LLC was entered into January 11, 2021 and made effective January 11, 2021. The Company’s head office is located at 1560 Sawgrass Corporate Pkwy, 4th Floor, Sunrise, FL, 33323. The consolidated financial statements include the accounts of the Company’s wholly owned subsidiaries, NextTrip Holdings Inc. incorporated October 22, 2015, and Extraordinary Vacations USA, Inc. incorporated June 24, 2002.

The Company provides travel technology solutions with sales originating in the United States, with a primary emphasis on alternative lodging rental (“ALR”) properties, hotel, air, cruise, and all-inclusive travel packages. Our proprietary booking engine, branded as NextTrip 2.0, provides travel distributors access to a sizeable inventory.

On January 25, 2023, NextPlay Technologies Inc. (“NextPlay”) and NextTrip Group, LLC (“NextTrip”) entered into an Amended and Restated Separation Agreement (“Separation Agreement”), Amended and Restated Operating Agreement (“Operating Agreement”), Exchange Agreement (“Exchange Agreement”), and together (“Agreements”) whereby NextPlay transferred their interest in the travel business to NextTrip. As per the Exchange Agreement, NextPlay exchanged 1,000,000 Membership Units of NextTrip for 400,000 Preferred Units in NextTrip. The Preferred Units have a value of $10.00 per Unit. NextTrip had a payable amount to NextPlay of $17,295,873. This was partial payment that was exchanged for the 400,000 Preferred Units in NextTrip as per the Exchange Agreement. Any intercompany amount owed after the separation date are to be considered a promissory note bearing 5% interest per annum. As per ASC 505-10-45-2 the reporting of the paid in capital is considered equity.

The Company has accounted for the business transfer on a retroactive basis. All assets, liabilities and results of operations assumed in this transaction are the basis of these financial statements.

The company owns 50% of Next Innovation LLC (Joint Venture) and this entity is in the process of a first structure plan. No activities nor operations occurred in 2023 and NextTrip Group, LLC does not have control on the company and therefore no minority interest was recorded.

Going Concern

As of February 28, 2023, and 2022, the Company had an accumulated deficit of $16,650,863 and $11,517,722 respectively, and working capital deficit of $1,112,788 and $12,721,563, respectively, and has incurred losses since incorporation. The Company will need to raise additional funds through equity or debt financings to support the on-going operations, increase market penetration of our products, expand the marketing and development of our travel and technology driven products, provide capital expenditures for additional equipment and development costs, payment obligations, and systems for managing the business including covering other operating costs until the planned revenue streams are fully implemented and begin to offset our operating costs. Failure to obtain additional capital to finance the Company’s working capital needs on acceptable terms, or at all, would negatively impact the Company’s financial condition and liquidity.

The Company has entered into a letter of intent, to vend into a public vehicle which if completed will provide the Company with sufficient resources to continue operations into the future (see note 16).

Recent Issues Surrounding the COVID-19 Pandemic

On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. This contagious disease outbreak and any related adverse public health developments, has adversely affected workforces, economies, and financial markets globally, leading to an economic downturn.

The duration and severity of the COVID-19 pandemic impeded global economic activity for an extended period of time, even as restrictions have been lifted in many jurisdictions (including the United States) and vaccines are being made available, leading to decreased per capita income and disposable income, increased and sustained unemployment or a decline in consumer confidence, all of which significantly reduced discretionary spending by individuals and businesses on travel and may create a recession in the United States or globally. In turn, that could have a negative impact on demand for our services. We also cannot predict the long-term effects of the COVID-19 pandemic on our partners and their business and operations or the ways that the pandemic may fundamentally alter the travel industry. The aforementioned circumstances could result in a material adverse impact on our business, financial condition, results of operations and cash flows, potentially for a prolonged period.

Although we currently cannot predict the full impact of the COVID-19 pandemic on our fiscal 2024 financial results relating to our operations, we anticipate an increase in year-over-year revenue as compared to fiscal year 2023. However, the ultimate extent of the COVID-19 pandemic and its impact on global travel and overall economic activity is constantly changing and impossible to predict currently. However, the Company is seeing the return to normal operations.

2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

The financial statements have been prepared on a consolidated basis with those of the Company’s wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Functional and presentation currency

These financial statements are presented in United States dollars (“USD”), which is the Company’s functional and reporting currency. All financial information has been rounded to the nearest dollar except where otherwise indicated.

Limited Liability of Members

Limitations on Liability of Managers and Members. The liability of the Managers to the Company and the Members shall be limited to the extent, now or hereafter set forth in the Articles, this Operating Agreement and as provided under the Florida Act.

No Personal Liability. Except as otherwise provided in the Florida Act or by Applicable Law, no Members, Manager or Officer will be obligated personally for any debt, obligation or liability of the Company or of any Company Subsidiaries, whether arising in contract, tort or otherwise, solely by reason of being a Member, Manager and/or Officer.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These differences could have a material effect on the Company’s future results of operations and financial position. Significant items subject to estimates and assumptions include the carrying amounts of intangible assets, depreciation and amortization.

Information about key assumptions and estimation uncertainty that has a significant risk of resulting in a material adjustment to the carrying amounts of the Company’s assets and liabilities within the next financial year are referenced in the notes to the financial statements as follows:

●	The assessment of the Company to continue as a going concern;
●	The measurement and useful life of intangible assets and property and equipment
●	Recoverability of long lived assets

Cash and Cash Equivalents

Cash consists of amounts denominated in US dollars. The Company has not experienced any losses on such accounts. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of February 28, 2023, or 2022.

Prepaids

The Company records cash paid in advance for goods and/or services to be received in the future as prepaid expenses. Prepaid expenses are expensed over time according to the terms of the purchase. Other current assets are recognized when it is probable that the future economic benefits will flow to the Company and the asset has a cost or value that can be measured reliably. It is then charged to expense over the expected number of periods during which economic benefits will be realized.

Accounts Receivable

Accounts receivables are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable.

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

Accounts receivables balances as of February 28, 2023, and 2022, were 0 and $5,053, respectively. Receivables to a related party were $1,933,908 and $0 respectively. Management has determined that no allowance for credit losses is necessary as of February 28, 2023, or 2022.

Property and Equipment

Recognition and measurement

Items of property and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. When parts of an item of property and equipment have different estimated useful lives, they are accounted for as separate items within property and equipment. The costs of the ongoing regular repairs and maintenance of property and equipment are recognized in the period in which they are incurred.

Depreciation

Depreciation is recognized in profit or loss over the estimated useful lives of each part of an item of property and equipment in a manner that most closely reflects management’s estimated future consumption of the future economic benefits embodied in the asset. The estimated useful lives for the Company’s property and equipment are as follows:

Category	Method	Estimated useful life
Furniture & Fixtures	Straight line	5 years
Computer & Equipment	Straight line	3 years

Intangible assets

The Company measures separately acquired intangible assets at cost less accumulated amortization and impairment losses. The Company recognizes internally developed intangible assets when it has determined that the completion of such is technically feasible, and the Company has sufficient resources to complete the development. Subsequent expenditures are capitalized when they increase the future economic benefits of the associated asset. All other expenditures are recorded in profit or loss as incurred.

The Company assesses whether the life of intangible asset is finite or indefinite. The Company reviews the amortization method and period of use of its intangible assets at least annually. Changes in the expected useful life or period of consumption of future economic benefits associated with the asset are accounted for prospectively by changing the amortization method or period as a change in accounting estimates in profit or loss. The Company has assessed the useful life of its trademarks as indefinite.

The estimated useful lives for the Company’s finite life intangible assets are as follows:

Category	Method	Estimated useful life
Software	Straight line	3 years
Software licenses	Straight line	0.5 - 4 years

Software Development Costs

The Company capitalizes internal software development costs subsequent to establishing technological feasibility of a software application in accordance with guidelines established by “ASC 985-20-25” Accounting for the Costs of Software to Be Sold, Leased, or Otherwise Marketed, requiring certain software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Amortization of the capitalized software development costs begins when the product is available for general release to customers. Capitalized costs are amortized based on the straight-line method over the remaining estimated economic life of the product.

Impairment of Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets”, the Company assesses the impairment of identifiable intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important, which could trigger an impairment review include the following:

1. Significant underperformance compared to historical or projected future operating results.
2. Significant changes in the manner or use of the acquired assets or the strategy for the overall business, and
3. Significant negative industry or economic trends.

When the Company determines that the carrying value of an intangible asset may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the Company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. Intangible assets that have finite useful lives are amortized over their useful lives.

Leases

The Company adopted ASU 2016-02 (Topic ASC 842) Leases, which requires a lessee to recognize a lease asset and a leases liability for operating leases arrangements greater than twelve (12) months.

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Reclassification

Certain prior year amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on the net earnings (loss) or and financial position.

Concentration of Credit Risk

Financial instruments that potentially subject to concentrations of credit risk consist primarily of cash. All of the Company’s cash is held at high credit quality financial institutions. No credit risk in accounts receivable as deemed collectable.

Fair Value of Financial Instruments

The Company follows accounting guidelines on fair value measurements for financial instruments measured on a recurring basis, as well as for certain assets and liabilities that are initially recorded at their estimated fair values. Fair Value is defined as the exit price, or the amount that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants as the measurement date. The Company uses the following three-level hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs to value its financial instruments:

●	Level 1: Observable inputs such as unadjusted quoted prices in active markets for identical instruments.

●	Level 2: Quoted prices for similar instruments that are directly or indirectly observable in the marketplace.

●	Level 3: Significant unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires a significant judgment or estimation.

Financial instruments measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires it to make judgments and consider factors specific to the asset or liability. The use of different assumptions and/or estimation methodologies may have a material effect on estimated fair values. Accordingly, the fair value estimates disclosed, or initial amounts recorded may not be indicative of the amount that the Company or holders of the instruments could realize in a current market exchange.

The carrying amounts of the Company’s financial instruments including cash, accounts receivable, accounts payable, accrued expenses, convertible notes and notes payable are of approximately fair value due to the short-term maturities of these instruments.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 which involves identifying the contracts with customers, identifying performance obligations in the contracts, determining transactions price, allocating transaction price to the performance obligation and recognizing revenue when the performance obligation is satisfied.

The Company recognizes revenue when the customer has purchased the product, the occurrence of the earlier of date of travel or the date of cancellation has expired, as satisfaction of the performance obligation, the sales price is fixed or determinable and collectability is reasonably assured. Revenue for customer travel packages purchased directly from the Company are recorded gross (the amount paid to the Company by the customer is shown as revenue and the cost of providing the respective travel package is recorded to cost of revenues).

The Company generates revenues from sales directly to customers as well as through other distribution channels of tours and activities at destinations throughout the world.

The Company controls the specified travel product before it is transferred to the customer and is therefore a principal, based on but not limited to, the following:

●	The Company is primarily responsible for fulling the promise to provide such travel product.
●	The Company has inventory risk before the specified travel product has been transferred to a customer or after transfer of control to a customer.
●	The Company has discretion in establishing the price for the specified travel product.

Payments for tours or activities received in advance of services being rendered are recorded as deferred revenue and recognized as revenue at the earlier of the date of travel or the last date of cancellation (i.e., the customer’s refund privileges lapse).

Sales and Marketing

Selling and administration expenses consist primarily of marketing and promotional expenses, expenses related to our participation in industry conferences, and public relations expenses.

Sales and marketing expenses are charged to expense as incurred and are included in selling and promotions expenses in the accompanying consolidated financial statements. Sales and marketing expense for the years ended February 28, 2023, and 2022, was $708,047 and $1,370,889, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Tax benefits from an uncertain tax position are only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Interest and penalties related to unrecognized tax benefits are recorded as incurred as a component of income tax expense. The Company has not recognized any tax benefits from uncertain tax positions for any of the reporting periods presented.

No provision for federal income taxes is necessary in the financial statements of the subsidiaries as they have elected to be treated as a partnership for tax purposes and therefore they are not subject to federal income tax and the tax effect of its activities accrues to the members.

In certain circumstances, partnerships may be held to be associations taxable as corporations. The IRS has issued regulations specifying circumstances under current law when such a finding may be made, and management, based on those regulations that the partnership is not an association taxable as a corporation. A finding that the partnership is an association taxable as a corporation could have a material adverse effect on the financial position and results of operations of the partnership.

Recently adopted accounting pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40). The FASB issued this ASU to address issues identified as a result of the complexity associated with GAAP for certain financial instruments with characteristics of liabilities and equity. Complexity associated with the accounting is a significant contributing factor to numerous financial statement restatements and results in complexity for users attempting to understand the results of applying the current guidance. In addressing the complexity, the FASB focused on amending the guidance on convertible instruments and the guidance on the derivatives scope exception for contracts in an entity’s own equity. For convertible instruments, the FASB decided to reduce the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The FASB concluded that eliminating certain accounting models simplifies the accounting for convertible instruments, reduces complexity for preparers and practitioners, and improves the decision usefulness and relevance of the information provided to financial statement users. In addition to eliminating certain accounting models, the FASB also decided to enhance information transparency by making targeted improvements to the disclosures for convertible instruments and earnings-per-share (EPS) guidance on the basis of feedback from financial statement users. The FASB decided to amend the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. The FASB observed that the application of the derivatives scope exception guidance results in accounting for some contracts as derivatives while accounting for economically similar contracts as equity. The FASB also decided to improve and amend the related EPS guidance. The amendments in this ASU are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The FASB specified that an entity should adopt the guidance as of the beginning of its annual fiscal year. The FASB decided to allow entities to adopt the guidance through either a modified retrospective method of transition or a fully retrospective method of transition. The Company adopted ASU 2020-06 on April 1, 2022 on a prospective basis. The adoption of this standard did not have an impact on the Company’s consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity- Classified Written Call Options. ASU 2021-04 requires accounting for modifications or exchanges of freestanding equity- classified written call options (for example, warrants) that remain equity classified after the modification or exchange based on the economic substance of the modification or exchange. The recognition of the modification depends on the nature of the transaction in which the equity-classified written call option is modified. If there is more than one element in a transaction (for example, if the modification involves both a debt modification and an equity issuance), then the guidance requires allocating the effect of the option modification to each element. ASU 2021-04 is effective for the Company beginning in the first quarter of 2022. ASU 2021-04 should be applied prospectively to modifications or exchanges occurring on or after the effective date of the amendments. The Company adopted ASU 2021-04 on April 1, 2022 on a prospective basis. The adoption of this standard did not have an impact on the Company’s consolidated financial statements.

In March 2022, the FASB issued ASU 2022-02, ASC Subtopic 326 “Credit Losses”: Troubled Debt Restructurings and Vintage Disclosures. Since the issuance of Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, the Board has provided resources to monitor and assist stakeholders with the implementation of Topic 326. Post-Implementation Review (PIR) activities have included forming a Credit Losses Transition Resource Group, conducting outreach with stakeholders of all types, developing educational materials and staff question-and-answer guidance, conducting educational workshops, and performing an archival review of financial reports. ASU No. 2022-02 is effective for annual and interim periods beginning after December 15, 2022. The adoption of this standard did not have a significant impact on the Company’s unaudited condensed consolidated financial statements.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

3. Prepaid and Other Current Assets

Prepaid and other current assets consisted of the following as of February 28, 2023 and as of February 28, 2022:

	February 28, 2023	February 28, 2022
Prepaid marketing expenses	$100	$-
Prepaid other expenses	8,513	3,424
Prepaid cost of sales	-	53,985
Total	$8,613	$57,409

4. Leases

On January 25, 2023, as part of the separation agreement with NextPlay Technologies Inc., the Company assumed control of a lease arrangement for office space in Florida.

The following summarizes the right-of-use asset and lease information about the Company’s operating lease as of February 28, 2023:

Year ended February 28	2023
Lease cost
Operating Lease Cost	$12,168
Amortization of right of use asset	7,756
Total lease cost	19,924
Cash paid from operating cash flows from operating leases	$0
Right-of-use assets	1,020,443
Weighted average remaining lease term - operating lease (years)	5.42
Weighted average discount rate - operating lease	9.18%

Future minimum lease payments under the operating lease liability has the following non-cancellable lease payments at February 28, 2023:

Future minimum lease payments under operating leases

Year ended February 28,
2024	$228,801
2025	233,365
2026	238,056
2027	242,874
2028	247,818
Thereafter	105,397
1,296,311
Less: Imputed interest	(282,397)
Operating lease liability	1,013,914
Operating lease liability - Current	149,339
Operating lease liability - Non-current	$864,575

5. Property and Equipment

Property and equipment as of February 28, 2023, and 2022 consisted of the following:

	February 28, 2023	February 28, 2022
Furniture and Fixtures	$17,018	$17,018
Computer and Equipment	73,548	70,621
Total	90,566	87,639
Accumulated depreciation	(74,030)	(43,645)
Property and Equipment, net of depreciation	$16,536	$43,994

Depreciation expense for the years ended February 28, 2023, and 2022, was $30,386 and $20,513, respectively, and is recorded in operating expenses.

During the years ended February 28, 2023, and 2022, the Company acquired property and equipment of $2,928 and $26,772, respectively.

During the year the Company entered into an asset purchase agreement to acquire Bookit. (see note 13)

6. Intangible Assets

Intangible assets as of February 28, 2023, and 2022 consisted of the following:

	February 28, 2023	February 28, 2022
Software Development	$6,268,044	$3,959,133
Software Licenses	427,576	397,477
Trademark	6,283	6,283
Total	6,701,903	4,362,893
Accumulated amortization	(3,933,543)	(3,172,130)
Intangible assets, net of amortization	$2,768,360	$1,190,763

Amortization expense for the years ended February 28, 2023, and 2022, was $776,497 and $1,020,848, respectively, and recorded in operating expenses.

During the years ended February 28, 2023, and 2022, the Company recorded impairment loss of $0 and $1,215,746, respectively, associated with the carrying value exceeded its recoverable amount.

7. Accounts Payable and Accrued Liabilities

As of February 28, 2023, the Company had accounts payable of $519,136 and accrued expenses of $329,922, compared to $302,059 of accounts payable and $13,806 of accrued expenses for the year ended February 28, 2022.

8. Income Taxes

The Company shall file as a partnership for income tax purposes.

The income, gains, losses, deductions and expenses of the Company are allocated among the Members in accordance with the Members respective Memberships’ interest.

9. Convertible Notes

On July 27, 2022, the Company issued a $150,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will be converted to shares in a new public company upon the completion of a merger with a Special Purpose Acquisition Corporation (“SPAC”). Upon conversion the note will convert to shares in the SPAC at a conversion price of $3.00 per common share, subject to adjustments. Upon conversion, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the years ended February 28, 2023, and 2022, the Company recorded accrued interest of $7,101 and $0, respectively related to the note. The note has a maturity date of December 31, 2023.

On July 27, 2022, the Company issued a $200,000 convertible note upon the receipt of such proceeds from the counterparty. The note bears interest at a rate of 8% per annum and such amount will be converted to shares in a new public company upon the completion of a merger with a Special Purpose Acquisition Corporation (“SPAC”). Upon conversion the note will convert to shares in the SPAC at a conversion price of $3.00 per common share, subject to adjustments. Upon conversion, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the years ended February 28, 2023, and 2022, the Company recorded accrued interest of $9,468 and $0, respectively, related to the note. The note has a maturity date of December 31, 2023.

On August 5, 2022, the Company issued a $12,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will be converted to shares in a new public company upon the completion of a merger with a Special Purpose Acquisition Corporation (“SPAC”). Upon conversion the note will convert to shares in the SPAC at a conversion price of $3.00 per common share, subject to adjustments. Upon conversion, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the years ended February 28, 2023, and 2022, the Company recorded accrued interest of $544 and $0 respectively, related to the note. The note has a maturity date of February 5, 2023, and the holder has no intention of calling the note.

On August 6, 2022, the Company issued a $500,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will be converted to shares in a new public company upon the completion of a merger with a Special Purpose Acquisition Corporation (“SPAC”). Upon conversion the note will convert to shares in the SPAC at a conversion price of $3.00 per common share, subject to adjustments. Upon conversion, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the years ended February 28, 2023, and 2022, the Company recorded accrued interest of $22,575 and $0, respectively, related to the note. The note has a maturity date of February 6, 2023, and the holder has no intention of calling the note.

On September 14, 2022, the Company issued a $100,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will be converted to shares in a new public company issued upon the completion of a merger with a Special Purpose Acquisition Corporation (“SPAC”). Upon conversion the note will convert to shares in the SPAC at a conversion price of $3.00 per common share, subject to adjustments. Upon conversion, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the years ended February 28, 2023, and 2022, the Company recorded accrued interest of $3,660 and $0, respectively related to the note. The note has a maturity date of February 24, 2023, and the holder has no intention of calling the note.

On October 31, 2022, the Company issued a $250,000 convertible note upon the receipt of such proceeds from a third party, with an option to increase the note to $500,000 up until November 8, 2022. In accordance with an amended agreement, the note bears interest at a rate of 8% per annum and such amount will be converted to shares in a new public company issued upon the completion of a merger with a Special Purpose Acquisition Corporation (“SPAC”). Upon conversion the note will convert to shares in the SPAC at a conversion price of $3.00 per common share, subject to adjustments. Upon conversion, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the years ended February 28, 2023, and 2022, the Company recorded accrued interest of $6,575 and $0, respectively, related to the note. The note has a maturity date of January 31, 2023, and the holder has no intention of calling the note.

On November 22, 2022, the Company a $150,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will be converted to shares in a new public company upon the completion of a merger with a Special Purpose Acquisition Corporation (“SPAC”). Upon conversion the note will convert to shares in the SPAC at a conversion price of $3.00 per common share, subject to adjustments. Upon conversion, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the year ended February 28, 2023, and 2022 the Company recorded accrued interest of $3,222 and $0, respectively related to the note. The note has a maturity date of February 28, 2023, and the holder has no intention of calling the note.

On December 1, 2022, the Company issued a $75,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will be converted to shares in a new public company upon the completion of a merger with a Special Purpose Acquisition Corporation (“SPAC”). Upon conversion the note will convert to shares in the SPAC at a conversion price of $3.00 per common share, subject to adjustments. Upon conversion, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the years ended February 28, 2023 and 2022, the Company recorded accrued interest of $1,479 and $0, respectively, related to the note. The note has a maturity date of February 28, 2023, and the holder has no intention of calling the note.

On December 1, 2022, the Company issued a $50,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will be converted to shares in a new public company upon the completion of a merger with a Special Purpose Acquisition Corporation (“SPAC”). Upon conversion the note will convert to shares in the SPAC at a conversion price of $3.00 per common share, subject to adjustments. Upon conversion, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the years ended February 28, 2023, and 2022, the Company recorded accrued interest of $975 and $0, respectively, related to the note. The note has a maturity date of July 31, 2023.

On December 12, 2022, the Company issued a $350,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will be converted to shares in a new public company upon the completion of a merger with a Special Purpose Acquisition Corporation (“SPAC”). Upon conversion the note will convert to shares in the SPAC at a conversion price of $3.00 per common share, subject to adjustments. Upon conversion, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the years ended February 28, 2023 and 2022, the Company recorded accrued interest of $5,984 and $0, respectively related to the note. . The note has a maturity date of April 30, 2023 and the holder has no intention of calling the note.

On December 12, 2022, the Company issued a $250,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will be converted to shares in a new public company upon the completion of a merger with a Special Purpose Acquisition Corporation (“SPAC”). Upon conversion the note will convert to shares in the SPAC at a conversion price of $3.00 per common share, subject to adjustments. Upon conversion, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the years ended February 28, 2023, and 2022, the Company recorded accrued interest of $4,274 and $0, respectively, related to the note. The note has a maturity date of February 28, 2023.

On January 25, 2023, the Company issued a $250,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will be converted to shares in a new public company upon the completion of a merger with a Special Purpose Acquisition Corporation (“SPAC”). Upon conversion the note will convert to shares in the SPAC at a conversion price of $3.00 per common share, subject to adjustments. Upon conversion, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the years ended February 28, 2023 and 2022, the Company recorded accrued interest of $1,863 and $0, respectively, related to the note. The note has a maturity date of July 31, 2023.

On January 31, 2023, the Company issued a $600,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will be converted to shares in a new public company upon the completion of a merger with a Special Purpose Acquisition Corporation (“SPAC”). Upon conversion the note will convert to shares in the SPAC at a conversion price of $3.00 per common share, subject to adjustments. Upon conversion, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the years ended February 28, 2023, and 2022, the Company recorded accrued interest of $3,682 and $0, respectively, related to the note. The note has a maturity date of April 30, 2023.

On February 21, 2023, the Company issued a $75,000 convertible note upon the receipt of such proceeds from a third party. The note bears interest at a rate of 8% per annum and such amount will be converted to shares in a new public company upon the completion of a merger with a Special Purpose Acquisition Corporation (“SPAC”). Upon conversion the note will convert to shares in the SPAC at a conversion price of $3.00 per common share, subject to adjustments. Upon conversion, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. During the years ended February 28, 2023, and 2022, the Company recorded accrued interest of $115 and $0, respectively, related to the note. The note has a maturity date of July 31, 2023.

On September 19, 2022, the Company entered into a Software as a Service Agreement with a prospective client in which the Company received a $150,000 down payment upon signing of the contract. On December 31, 2022, the Company entered into an amended agreement with the counterparty in which the down payment became a noninterest bearing share issuance obligation in which such amount will be converted to shares in a new public company upon the completion of a merger with a Special Purpose Acquisition Corporation (“SPAC”). Upon conversion the note will convert to shares in the SPAC at a conversion price of $3.00 per common share, subject to adjustments. Upon conversion, the counterparty will obtain one (1) warrant for each share received, in which the counterparty may purchase one (1) share of the Company’s common stock at a price of $3.00 per share, until October 31, 2025. As of February 28, 2023, the Company has classified the obligation to issue shares in accordance with the agreement within convertible debt.

10. Preferred Units

As a result of the Exchange Agreement (“Exchange Agreement”) entered on January 25, 2023, NextPlay Technologies Inc. (“NextPlay”) and NextTrip Group, LLC (“NextTrip”), NextPlay exchanged 1,000,000 Membership Interests of NextTrip for 400,000 Preferred Units in NextTrip (see note 1). In 2022 the Company did not issue any Preferred Units.

11. Membership Units

For the years ended February 28, 2023 and 2022, the Company had 0 and 1,000,000 Membership Interests authorized, issued and outstanding with a par value of $.0001 per unit. In 2023 1,000,000 Membership Interests outstanding were exchanged for Preferred Units (see note 10) and the Member Interests were cancelled accordingly.

12. Common Units

For the years ended February 28, 2023 and 2022, the Company has 915,000 and 0 Common Units, par value $.0001 authorized respectively. During the year ended February 28, 2023, the Company issued 915,000 Common Units to William Kerby and Donald Monaco (see note 1). No Common Units were issued and outstanding in 2022.

13. Related Party Transactions

(i)	Travel Booking Engine Purchase:

On February 28, 2023, the Company purchased the right, title and interest in Travel and Media Tech, LLC ‘s (“TMT”) “Bookit” or “NextTrip 2.0” booking engine, customer lists, inclusion of all current content associated to hotel and destination product in the booking engine (pictures, hotel descriptions, restaurant descriptions, room descriptions, amenity descriptions, and destination information.) and source code related thereto from TMT a related entity owned by Don Monaco and William Kerby. This was an asset purchase made by the Company as per the agreement between both entities.

(ii)	The Company’s related parties Messrs. William Kerby and Donald Monaco, have the authority and responsibility for planning, directing, and controlling the activities of the Company.

(iii)	NextPlay and the Company entered into an agreement for NextPlay to transfer all of its Travel Business to the Company. This transaction was accounted for retroactively (see note 1).

(iv)	Amounts due to related parties in 2023 was $281,000, 2022 $12,675,421. The amount due in 2023 relates directly to William Kerby and Donald Monaco.

14. Deferred Revenue

Deferred revenue as of the years ended February 28, 2023, and 2022 was $22,750 and $69,605, respectively.

Deferred revenue consists of travel deposits received from users in advance of revenue recognition. The deferred revenue balance for the years ended February 28, 2023 and 2022, was driven by cash payments from customers in advance of satisfying our performance obligations.

15. Commitments and Contingencies

The Company is involved, from time to time, in litigation, other legal claims and proceedings involving matters associated with or incidental to our business, including, among other things, matters involving breach of contract claims, intellectual property, employment issues, and other related claims and vendor matters. The Company believes that the resolution of currently pending matters could, individually or in the aggregate, have a material adverse effect on our financial condition or results of operations. However, assessment of the current litigation or other legal claims could change considering the discovery of facts not presently known to the Company or by judges, juries or other finders of fact, which are not in accord with management’s evaluation of the possible liability or outcome of such litigation or claims.

16. Subsequent Events

The Company has evaluated subsequent events through August 14, 2023 the date on which these financial statements were available to be issued. The Company did not identify any material subsequent events requiring adjustments to or disclosure in its financial statements, other than those noted below.

(i.)	As previously reported in our February 28, 2022 audited financial statements we reported that on May 22, 2023 – Genesis Growth Tech Acquisition Corp. (“Genesis”), (NASDAQ: GGAA), a special purpose acquisition company, and NextTrip Group LLC., a travel technology incubator based in Sunrise, Florida (“NextTrip”), announced today that they have entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) that, upon closing, will provide the opportunity for NextTrip to become a publicly traded company on NASDAQ. NextTrip is a travel technology company that specializes in using proprietary technology, analytics, and strategic partnerships to provide specialized travel solutions in leisure, wellness, and business travel.

(ii.)	On July 25, 2023, NextTrip Holdings Inc., a Florida corporation (“NextTrip”) terminated the Agreement and Plan of Merger, dated as of May 22, 2023 (the “Merger Agreement”), with Genesis Growth Tech Acquisition Corp., a Cayman Islands exempted company (together with its successors, “Genesis”) because Genesis is in material breach of multiple provisions of the Merger Agreement.

(iii.)	On July 25, 2023, NextTrip Group LLC (NextTrip) a Florida corporation, and Sigma Additive Solutions (SASI), a Nevada corporation signed a letter of intent reflecting the mutual intention of both parties to merge. The consummation of the Proposed Transaction (the “Closing”) will take place at the offices of a location that is mutually acceptable to the Parties on the first business day after the day the last of the conditions set forth in the Definitive Agreements is satisfied or waived, or at such other place and date as is agreed between the Parties (the “Closing Date”). The Parties shall use commercially reasonable efforts to cause the Closing Date to occur on or before November 30th, 2023, unless otherwise agreed in writing by the parties.

(iv.)	The holders of Convertible Notes (see note 9), which have matured as of the issuance of the audit report have not called the note nor have, they provided notice on intention of calling the note.